UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Amendment to Engagement Agreement

On February 13, 2009 the Board of Directors of Doral Energy Corp. (the “Company”) entered into an amendment agreement (the "Amendment to Engagement Agreement") to the engagement agreement dated January 26, 2009 (the "Original Engagement Agreement") between the Company and C.K. Cooper & Company, Inc. ("CK Cooper"). Details of the Original Engagement Agreement were previously disclosed on our Current Report on Form 8-K filed on February 9, 2009.

The Original Engagement Agreement erroneously indicated 125,000 shares of the Company's common stock were to be issued to CK Cooper as part consideration for the services to be provided by CK Cooper. It was the intention of the parties that the total number of shares that would be issued to CK Cooper under the Engagement Agreement would be 50,000 shares of the Company's common stock. The Amendment to Engagement Agreement corrects the number of shares to be issued. Other than the number of shares to be issued to CK Cooper under the Original Engagement Agreement, the remaining terms and conditions of the Original Engagement Agreement have not been changed.

A copy of the Amendment to Engagement Agreement is attached as an exhibit to this report and is incorporated herein by reference.

Item 2.03 Creation Of A Direct Financial Obligation

Loan Agreement

The Company has entered into a loan agreement, dated as of February 24, 2009, (the “Green Shoe Loan Agreement”) with Green Shoe Investments Ltd. for $100,000. Under the terms of the Green Shoe Loan Agreement, the Company has agreed to pay interest at a rate of 5% per annum, and to repay the loan on or before March 1, 2011.

A copy of the Green Shoe Loan Agreement is attached as an exhibit to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sales Of Equity Securities

Amendment to No. Securities to be Sold to CK Cooper

Pursuant to the terms of the Amendment to Engagement Agreement as disclosed above, the total number of shares that the Company has agreed to issue to CK Cooper has been corrected to 50,000 shares of the Company's common stock. CK Cooper has provided the Company with representations and warranties that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure

Private Placement Financing

The Company also announces that its Board of Directors has approved a private placement offering of up to $250,000.00 of 8% convertible notes for total potential proceeds of up to $250,000.00 (the “Offering”). The convertible notes will be due on February 28, 2010 and will bear interest at 8% per annum payable annually.

The Offering is intended to be made to accredited investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act. There is no assurance that the Offering will be completed on the above terms or at all.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

Extension of Closing Deadline for Acquisition of Cochran County Properties

On February 23, 2009, the Company paid $100,000 to Miltex Oil Company (“Miltex”) under the terms of their letter agreement (the “Letter Agreement”) for the purchase of three oil and gas leases located in Cochran County, Texas (the “Cochran County Properties”).

Under the terms of the Letter Agreement, the Company now has until March 31, 2009 to complete the acquisition of the Cochran County Properties. In order to complete the acquisition of the Cochran County Properties, the Company must pay Miltex an additional $2,100,000 by March 31, 2009.

Item 9.01 Financial Statements And Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Engagement Agreement dated January 26, 2009 between Doral Energy Corp. and C.K. Cooper & Company, Inc.(1)

10.2	Amendment Agreement dated February 13, 2009 to Engagement Agreement between Doral Energy Corp. and C.K. Cooper & Company, Inc.

10.3	Loan Agreement dated February 24, 2009 between Doral Energy Corp. (as borrower) and Green Shoe Investments Ltd. (as lender) in the amount of $100,000 USD.

(1) Filed as an exhibit to our Current Report on Form 8-K filed on February 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: February 24, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer